                                                                      EXHIBIT 21

                      ZIONS BANCORPORATION AND SUBSIDIARIES

                              AT DECEMBER 31, 1994

               SUBSIDIARY                                                                          STATE
              -----------                                                                          -----
Zions First National Bank                                                        Federally chartered doing business in Utah

Nevada State Bank                                                                                  Nevada

National Bank of Arizona                                                       Federally chartered doing business in Arizona

Lockhart Realty Company                                                                             Utah

Great Western Financial Corporation                                                                 Utah

Zions Credit Corporation                                                                            Utah

Zions Data Service Company                                                                          Utah

Zions Insurance Agency, Inc.                                                                        Utah

Zions Life Insurance Company                                                                      Arizona